Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-258731) on Form S-8 of our report dated March 6, 2024, with respect to the consolidated financial statements of Nexxen International Ltd. (formerly-Tremor International Ltd.)

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel
March 6, 2024